EXHIBIT 1.1

$500,000,000

PartnerRe Finance B LLC

5.500% Senior Notes due 2020

Guaranteed by
PartnerRe Ltd.

Underwriting Agreement

March 10, 2010
CREDIT SUISSE SECURITIES (USA) LLC
BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.
as Representatives of the Underwriters listed
in Schedule I hereto
c/o           CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

PartnerRe Finance B LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), subject to the terms and conditions stated herein, an aggregate of $500,000,000.00 of its 5.500% Senior Notes due 2020 (the “Notes”) pursuant to an Indenture and First Supplemental Indenture, each to be dated as of the Closing Date (together, the “Indenture”), to be entered into among the Company, PartnerRe Ltd., a Bermuda company (the “Guarantor”), and The Bank of New York Mellon, as Trustee (in such capacity, the “Indenture Trustee”).  The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”) to the extent set forth in a Debt Guarantee Agreement and the First Supplemental Debt Guarantee Agreement, each to be dated as of the Closing Date (together, the “Guarantee Agreement”), to be entered into between the Guarantor and The Bank of New York Mellon, as trustee (in such capacity, the “Guarantee Trustee”).  Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Barclays Capital Inc. shall act as the representatives (the “Representatives”) of the several Underwriters.

The Guarantor and the Company are sometimes collectively referred to herein as the “PartnerRe Entities.”

The PartnerRe Entities have filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), a Registration Statement on Form S-3 (Registration No. 333-158531), including a related prospectus, relating to the registration of certain securities of the PartnerRe Entities, including the Securities (the “Shelf Securities”), to be sold from time to time by the PartnerRe Entities.  The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” (for purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B), and the related prospectus dated April 10, 2009 in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the PartnerRe Entities to meet requests of purchasers pursuant to Rule 173 under the Securities Act ) is hereinafter referred to as the “Base Prospectus”.  The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the PartnerRe Entities to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus supplement dated March 10, 2010.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Base Prospectus and the preliminary prospectus, together with the free writing prospectuses, if any, each substantially in the form of Schedule II hereto, as of the Applicable Time of Sale (as defined herein).  As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by any of the PartnerRe Entities with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.     Representations and Warranties of the PartnerRe Entities.  Each of the PartnerRe Entities jointly and severally represents and warrants to and agrees with each of the Underwriters that:

(a) The PartnerRe Entities and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the PartnerRe Entities.  No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of any of the PartnerRe Entities, contemplated by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus did not at March 10, 2010 at 4:30 p.m. EST (the “Applicable Time of Sale”), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Guarantor in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act.  No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the knowledge of any of the PartnerRe Entities, threatened or contemplated by the Commission.

(c) Each of the PartnerRe Entities is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the PartnerRe Entities are required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the PartnerRe Entities have filed, or are required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the PartnerRe Entities have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Guarantor has been duly organized, is validly existing as a company in good standing (including as an exempted company) under the laws of Bermuda, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such registration, qualification or authorization, except to the extent that the failure to be so registered, qualified or authorized or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e) Partner Reinsurance Company Ltd., a Bermuda company (“Partner Reinsurance”), Partner Reinsurance Company of the U.S. (“PartnerRe U.S.”), Partner Reinsurance Europe Limited, an Irish company (“PartnerRe Europe” and, collectively with Partner Reinsurance and PartnerRe U.S., the “PartnerRe Subsidiaries”), Paris Re S.A., a French company (“PRSA”), and Paris Re Switzerland AG, a Swiss company (“PRS” and, collectively with the PartnerRe Subsidiaries and PRSA, the “Subsidiaries”), are each wholly owned, directly or indirectly, by the Guarantor, and are the only “significant subsidiaries” of the Guarantor within the meaning of Rule 405 under the Securities Act.  Each of the Company and the Subsidiaries has been duly organized, is validly existing as a limited liability company, corporation or other legal entity, as the case may be, in good standing (including, in the case of Partner Reinsurance, as an exempted company) under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such registration, qualification or authorization, except to the extent that the failure to be so registered, qualified or authorized or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding shares of capital stock or limited liability company interests of each Subsidiary and the Company have been duly authorized and are validly issued, and with respect to capital stock are fully paid and non-assessable, and are owned directly or indirectly by the Guarantor, free and clear of all security interests, liens, encumbrances, equities or claims.

(f) The authorized capital stock or membership interests, as applicable, of the Guarantor and the Company conforms as to legal matters to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(g) The Guarantor and the Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that the information required to be disclosed by the Guarantor in reports filed under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and (ii) accumulated and communicated to management, including the chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective.

(h) This Agreement has been duly authorized, executed and delivered by each of the PartnerRe Entities.

(i) The Notes have been duly authorized, and, when issued, authenticated and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and the Guarantee subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, (regardless of whether enforcement is sought in a proceeding at law or in equity); the Indenture has been duly authorized and when executed and delivered by the Company will constitute a valid and binding instrument, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, (regardless of whether enforcement is sought in a proceeding at law or in equity); the Guarantee Agreement and the Indenture have been duly authorized and when executed and delivered by the Guarantor will constitute a valid and binding instrument, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, (regardless of whether enforcement is sought in a proceeding at law or in equity) and together with the Indenture and Notes will conform to the description thereof in the Time of Sale Prospectus and the Prospectus.

(j) The Indenture has been duly qualified under the Trust Indenture Act.

(k) None of the PartnerRe Entities nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, certificate of formation, operating agreement, memorandum of association or bye-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of them or any of their respective properties (except where any such violation or violations individually or in the aggregate would not have a Material Adverse Effect), (iii) in violation of any judgment, injunction, restraining order, decree or order of any nature (collectively, any “Order”) of any court, tribunal, regulatory body, administrative agency or other governmental body, commission, agency, or official, or any arbitrator or self-regulatory organization (including, without limitation, any insurance regulatory agency or body) (collectively, a “Regulatory Authority”) having jurisdiction over any of them (except where any such violation or violations individually or in the aggregate would not have a Material Adverse Effect), or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any contract, agreement, indenture, lease or other instrument to which any of the PartnerRe Entities or the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults individually or in the aggregate would not have a Material Adverse Effect).

(l) Neither the issuance, sale and delivery of the Notes nor the compliance by the Company with all the provisions of the Notes, the Indenture, this Agreement and the consummation of the transactions contemplated hereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation, ruling or filing, (ii) the certificate of formation and operating agreement of the Company, (iii) any bond, debenture, note or other evidence of indebtedness or any agreement, indenture, lease or other instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets is or may be subject, or (iv) any Order of any Regulatory Authority that is applicable to the Company, except, with respect to the foregoing clauses (i), (iii), and (iv), to the extent such conflict or contravention would not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (except where any such lien, charge or encumbrance would not have a Material Adverse Effect).

(m) Neither the execution and delivery by the Guarantor of, or the performance by it of its obligations under, this Agreement, the Indenture, the Guarantee Agreement, nor the consummation of the transactions contemplated hereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation, ruling or filing, (ii) the memorandum of association, certificate of incorporation, bye-laws or other organizational documents of any of the Guarantor or the Subsidiaries, (iii) any bond, debenture, note or other evidence of indebtedness or any agreement, indenture, lease or other instrument to which any of the Guarantor or the Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, or (iv) any Order of any Regulatory Authority that is applicable to any of the Guarantor or the Subsidiaries or any of their respective properties, except, with respect to the foregoing clauses (i), (iii), and (iv), to the extent such conflict or contravention would not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Guarantor or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject (except where any such lien, charge or encumbrance would not have a Material Adverse Effect).

(n) No consent, approval, authorization or order of, qualification with, or registration or filing with any Regulatory Authority applicable to the PartnerRe Entities or any of their properties is required for the performance by the PartnerRe Entities of their obligations under this Agreement, the Guarantee or the Indenture, except such as may be required (1) for registrations and filings under the Securities Act, the Exchange Act or the Trust Indenture Act, (2) under the Insurance Laws (as defined below) of Bermuda and (3) under the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Securities, all of which have been or will be effected on or prior to the Closing Date.

(o) The consolidated financial statements of the Guarantor (together with related schedules and notes) included in the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and present fairly the consolidated financial position of the Guarantor as at the dates indicated and the results of its operations and its cash flows for the periods specified; such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved.

(p) The consolidated financial statements of PARIS RE Holdings Limited (“Paris Re”) (together with related schedules and notes) included in the Time of Sale Prospectus and the Prospectus (i) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder to the extent applicable to the inclusion of such financial statements of Paris Re in the Time of Sale Prospectus and the Prospectus and (ii) present fairly, in all material respects, the consolidated financial position of Paris Re as at the dates indicated and the results of its operations and its cash flows for the periods specified; such financial statements and related schedules and notes have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board applied on a consistent basis during the periods involved.

(q) The pro forma financial statements included in the Time of Sale Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the reasonable application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus; the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act; and the pro forma adjustments have been reasonably applied to the historical amounts in the compilation of those statements.

(r) There has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(s) There are no legal or governmental proceedings pending or, to the knowledge of any of the PartnerRe Entities or the Subsidiaries,

threatened to which any of them is a party or to which any of their respective properties is subject that are required to be described in the Time of Sale Prospectus and the Prospectus and are not so described or any statutes, regulations, agreements, contracts, indentures, leases, or other instruments or documents that are required to be described in the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement or to any documents incorporated by reference therein that are not described or filed as required.

(t) Each of the Guarantor and the Subsidiaries (i) is in compliance with the applicable requirements of the insurance statutes, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (“Insurance Laws”) of its jurisdiction of incorporation, and (ii) has filed all reports, information statements, documents, and other information required to be filed thereunder, except in the case of the foregoing clauses (i) and (ii) where the failure to comply would not have a Material Adverse Effect; each of the Guarantor and its Subsidiaries (as applicable) maintains its books and records in accordance with and is in compliance with the Insurance Laws of other jurisdictions which are applicable to any of them, except where the failure to comply would not have a Material Adverse Effect.

(u) Each of the Guarantor and the Subsidiaries possesses such consents, authorizations, approvals, orders, franchises, licenses, certificates (including certificates of authority), or permits issued by any regulatory agencies or bodies (collectively, “Permits”) of and from, and has made all declarations and filings with, all Regulatory Authorities which are necessary to conduct the business as described in the Time of Sale Prospectus and the Prospectus, except where the failure to possess such Permits or to make such declarations or filings would not have a Material Adverse Effect; all of such Permits are in full force and effect, and neither the Guarantor nor the Subsidiaries has received any notification from any Regulatory Authority, in the United States, its jurisdiction of organization or elsewhere concerning any alleged violation of the terms of, or proposed proceeding to revoke or that could reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any Permit or to the effect that any additional Permit from such authority, commission or body is needed to be obtained by any of them or that any of them is not in compliance with any applicable Insurance Laws; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of any dividends by either of the Guarantor or the Subsidiaries or the continuation of the business of any of them as currently conducted.

(v) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(w) None of the PartnerRe Entities are, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, none of the PartnerRe Entities will be, required to register as an “investment company” within the meaning of the Investment Company act of 1940, as amended.

(x) Each of the Subsidiaries is duly registered as an insurer or reinsurer where it is required to be so registered to conduct its business as described in the Time of Sale Prospectus and the Prospectus (except where the failure to be so registered would not have a Material Adverse Effect) and is subject to regulation and supervision in its jurisdiction of organization, and the Guarantor is not required to be so registered.  Each of the Guarantor and the Subsidiaries is duly licensed or admitted as an insurer or an insurance holding company, as applicable, in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Time of Sale Prospectus and the Prospectus, except for where the failure to be so licensed or admitted would not have a Material Adverse Effect.

(y) None of the Underwriters or any subsequent purchasers of the Securities (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Securities.

(z) Any material tax returns required to be filed by either the Guarantor or any of the Subsidiaries in any jurisdiction have been filed, and any material taxes, including franchise taxes and similar fees and any withholding taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

(aa) The Guarantor and Partner Reinsurance have each received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, to the effect set forth in the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Business—Taxation of the Company and its Subsidiaries—Bermuda,” and neither the Guarantor nor

Partner Reinsurance has received any notification to the effect (or is otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(bb) Deloitte & Touche, who reported on the consolidated financial statements and supporting schedules of the Guarantor included in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Guarantor as required by the Securities Act.

(cc) Mazars, who reported on the consolidated financial statements and supporting schedules of Paris Re included in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Guarantor as required by the Securities Act.

(dd) The Guarantor maintains, and each of the PartnerRe Subsidiaries maintain, a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, there has been no change in the Guarantor’s and the PartnerRe Subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s and each of the PartnerRe Subsidiaries’ internal control over financial reporting.

(ee) The Guarantor has duly, validly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in Section 13 of this Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. Federal securities laws in any Federal court or state court in the United States relating to the transactions covered by the Time of Sale Prospectus and the Prospectus.

(ff) Neither the Guarantor nor the Subsidiaries or any employee or agent thereof has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Time of Sale Prospectus or the Prospectus, except where such payment, receipt or retention of funds would not have a Material Adverse Effect.

(gg) Consummation of the transactions contemplated by this Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth herein, will not constitute unlawful financial assistance under Bermuda law.

(hh) The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of the Notes and the Guarantee”, “Description of the Debt Securities” and “Description of the Debt Securities Guarantees” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Material U.S. Federal Income Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(ii) None of the Guarantor, any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee or other person acting on behalf of the Guarantor or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(jj) The operations of the Guarantor and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Guarantor and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened.

(kk) None of the Guarantor, any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2. Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees, severally and not jointly, to purchase from the Company at 99.235% of the principal amount of the Notes (the “Purchase Price”) set forth in Schedule I hereto opposite the name of such Underwriter.

Each of the PartnerRe Entities hereby agree that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any securities substantially similar to the Securities.  The foregoing sentence shall not apply to the Securities to be sold hereunder.

3. Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public initially at 99.885% of the principal amount of the Notes (the “Public Offering Price”) plus accrued interest, if any, to the Closing Date and to certain dealers selected by you at a price that represents a concession not in excess of 0.400% of the principal amount of the Notes under the Public Offering Price, and any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.250% of the principal amount of the Notes to any Underwriter or to certain other dealers.

4. Payment and Delivery.  Payment for the Securities to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Securities to you for the respective accounts of the several Underwriters at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 9:00 a.m., New York City time, on March 15, 2010, or at such other time on the same or such other date, not later than three business days after the date of this Agreement as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Company will deliver to you on the Closing Date, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price, the Securities in the form of one or more permanent global certificates (the “Global Securities”), registered in the name of Cede & Co., as nominee for the Depository Trust Company (“DTC”).

5. Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the PartnerRe Entities in this Agreement are, at and as of the Closing Date, true and correct, the condition that the PartnerRe Entities shall have performed all of their obligations hereunder theretofore to be performed, and to the following conditions:

(a) The Prospectus, as amended or supplemented and each issuer free writing prospectus (as defined in Rule 433 of the Securities Act) (an “Issuer Free Writing Prospectus”) relating to the Securities shall have been filed with the Commission within the applicable time periods prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or suspending the qualification of Indenture shall have been instituted or shall be pending or, to the knowledge of any of the PartnerRe Entities, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred a downgrade of more than one notch from the rating as of the date hereof, nor shall any notice have been given of any intended or potential downgrading of more than one notch from the rating as of the date hereof, accorded the Guarantor’s securities which are rated as of the date of this Agreement by A.M. Best & Co., Standard & Poor’s Rating Services, Moody’s Investor Services, Inc. or Fitch Inc.; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) The Underwriters shall have received on the Closing Date:

(i) a certificate, dated the Closing Date and signed by an executive officer of the Guarantor, to the effect set forth in Section 5(b)(i) above and to the effect that (A) the representations and warranties of the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and (B) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or on the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); and

(ii) a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion and letter of Davis Polk & Wardwell LLP, United States counsel for the PartnerRe Entities, dated the Closing Date and addressed to you, as Representatives of the Underwriters in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth on Exhibits A and A-1.

(e) The Underwriters shall have received on the Closing Date an opinion of Jean-Paul Dyer, Associate General Counsel to the PartnerRe Entities, dated the Closing Date, and addressed to you, as Representatives of the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B.

(f) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

The opinions described in paragraphs 5(d) - 5(e) above shall be rendered to the Underwriters at the request of the PartnerRe Entities and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and on the Closing Date, a letter dated the date hereof or the

Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from (i) Deloitte & Touche and (ii) Mazars, independent chartered accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statement and certain financial information contained in or incorporated by reference into the Time of Sale Prospectus and the Prospectus.

(h) The PartnerRe Entities shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

6. Covenants of the PartnerRe Entities.  In further consideration of the agreements of the Underwriters herein contained, each of the PartnerRe Entities jointly and severally covenants with each Underwriter as follows:

(a) To furnish to you, upon request, without charge, five conformed copies of the Registration Statement and of each amendment thereto, (including financial statements, all exhibits thereto and documents incorporated therein by reference and exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and to furnish to you in New York City and to each Underwriter and dealer, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and from time to time as expeditiously as possible during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus, Prospectus, any documents incorporated therein by reference and exhibits thereto, and any supplements and amendments thereto or to the Registration Statement as originally filed and of each amendment thereto, as you may reasonably request.  The PartnerRe Entities consent to the use of the Time of Sale Prospectus and the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(b) (i) Before amending or supplementing the Registration Statement, Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule, and (ii) during the period mentioned in paragraph (c) or (d) below not to file any information, documents or reports pursuant to the Exchange Act that upon filing becomes a document incorporated by reference in the Registration Statement, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

(c) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(d) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the PartnerRe Entities) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(e) To endeavor to qualify the Securities for offer and sale by the several Underwriters and by dealers under the securities, or Blue Sky laws of such jurisdictions as you shall reasonably request.

(f) In the case of the Guarantor, to make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Guarantor, Rule 158).

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of obligations under this Agreement, including: (i) the fees, disbursements and expenses of the PartnerRe Entities’ (including local and special counsel) and accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments and supplements to any of the foregoing, including all printing or reproduction costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of producing this Agreement, the Indenture, the Guarantee Agreement and any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees, expenses and disbursements of counsel for the Underwriters in connection with the Blue Sky memoranda and such qualification, (iv) any filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by rating agencies for the rating of the Securities, (vi) all costs and expenses included in any listing of the Securities on any national securities exchange, (vii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to any listing of the Securities on the New York Stock Exchange, (viii) the cost of producing certificates representing the Securities , (ix) the costs and charges of any Trustee, Administrative Trustee, Delaware Trustee, Property Trustee and any agent of any Trustee and any transfer agent, registrar or depositary, (x) the costs and expenses of the PartnerRe Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the PartnerRe Entities, travel and lodging expenses of the representatives and officers of the PartnerRe Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (xi) all other costs and expenses incident to the performance of the obligations of the PartnerRe Entities hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 below and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h) To prepare a final term sheet, containing solely a description of the Securities, substantially in the form of Schedule II to this Agreement and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such rule.

7. Covenants of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a) it has not and will not distribute any free writing prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination, and it will not otherwise be required to file any free writing prospectus with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any action taken or caused to be taken by such Underwriter, unless such action is consented to in advance by the Guarantor;

(b) it has not and will not, without the prior written consent of the Guarantor, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule II hereto without the consent of the Company; and provided further that any Underwriter using such term sheet shall notify the Guarantor, and provide a copy of such term sheet to the Guarantor, prior to, or substantially concurrently with, the first use of such term sheet;

(c) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the PartnerRe Entities and not incorporated by reference into the Registration Statement and any press release issued by the PartnerRe Entities) other than (i) one or more term sheets relating to the Securities which are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Securities and related customary information not inconsistent with the final term sheet filed by the PartnerRe Entities pursuant to Section 6(h) hereof, (ii) any issuer free writing prospectus listed on Schedule II or prepared pursuant to Section 6(h) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the PartnerRe Entities in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) an “Underwriter Free Writing Prospectus”); and

(d) any Underwriter Free Writing Prospectus used or referred to by it, complied or will comply in all material respects with the Securities Act.

8. Indemnity and Contribution.  (a) The PartnerRe Entities agree to, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities at the time it became effective or in any amendment thereof, in any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any PartnerRe Entity information that the PartnerRe Entities have filed or are required to file, pursuant to Rule 433(d) of the Securities Act or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the PartnerRe Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any PartnerRe Entity by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the PartnerRe Entities may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the PartnerRe Entities, each of its directors, each of its officers who signs the Registration Statement, and each person who controls each of the PartnerRe Entities within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the PartnerRe Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the PartnerRe Entities by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The PartnerRe Entities acknowledge that the statements set forth under the third paragraph under “Underwriting,” the third sentence of the paragraph under “Underwriting—New Issue of Notes” and each paragraph under “Underwriting—Price Stabilization and Short Positions” and “Underwriting—Electronic Distributions” in the Time of Sale Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices substantial rights or defenses of the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the PartnerRe Entities and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the PartnerRe Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the PartnerRe Entities on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities ) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the PartnerRe Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the PartnerRe Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the PartnerRe Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the PartnerRe Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The PartnerRe Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls each of the PartnerRe Entities within the meaning of either the Securities Act or the Exchange Act, each officer of the PartnerRe Entities who shall have signed the Registration Statement and each director of the PartnerRe Entities shall have the same rights to contribution as the PartnerRe Entities, subject in each case to the applicable terms and conditions of this paragraph 8(d).

9. Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Guarantor or the Company prior to delivery of and payment for the Securities, if at any time prior to such time (a) (i) trading of any securities of the Guarantor shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, and (b) in the case of any of the events specified in clause 9(a)(i) or 9(a)(iv), such event makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amounts of Notes without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to you and the PartnerRe Entities for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the PartnerRe Entities.  In any such case either you or the PartnerRe Entities shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the PartnerRe Entities to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the PartnerRe Entities shall be unable to perform their obligations under this Agreement, the PartnerRe Entities will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Judicial Proceedings. (a) The PartnerRe Entities expressly accept and irrevocably submit to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Indenture or the Securities.  To the fullest extent it may effectively do so under applicable law, each PartnerRe Entity irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each PartnerRe Entity agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 13(a) brought in any such court shall be conclusive and binding upon such PartnerRe Entity, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which such PartnerRe Entity is or may be subject) by a suit upon such judgment.

(c) Each PartnerRe Entity irrevocably designates and appoints PartnerRe U.S. Corporation as its authorized agent, upon whom process may be served in any suit, action or proceeding of the nature referred to in Section 13(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the agent at the address of the Guarantor specified in Section 14.  Each PartnerRe Entity agrees that such service (i) shall be deemed in every respect effective service of process upon it in every suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such PartnerRe Entity.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

(d) Nothing in this Section 13 shall affect the right of any Underwriter to serve process in any manner permitted by law, or limit any right to bring proceedings against the PartnerRe Entities in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

14. Notice. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Guarantor, at the office of the Guarantor at PartnerRe Ltd., 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: Corporate Secretary; (ii) if to the Company at One Greenwich Plaza, Greenwich, Connecticut, 06830-6352, Attention Thomas Forsyth; or (iii) if to you, as Representatives of the several Underwriters, care of Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010, Attn: IBD Legal, fax: (212) 325-4296.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Survival.  The provisions of Sections 6(g) and 8 hereof shall survive the termination or cancellation of this Agreement.

17. No Fiduciary Duty.  The PartnerRe Entities hereby acknowledge that (a) the Representatives are acting as principal and not as an agent or fiduciary of the PartnerRe Entities and (b) their engagement of the Representatives in connection with the transactions contemplated hereby is as independent contractors and not in any other capacity. Furthermore, the PartnerRe Entities agree that they are solely responsible for making their own judgments in connection with the transactions contemplated hereby (irrespective of whether the Representatives have advised or are currently advising the PartnerRe Entities on related or other matters).

PARTNERRE FINANCE B LLC, as Issuer By:

By:	/s/ Thomas L. Forsyth
	Name:	Thomas L. Forsyth
	Title:	Executive Vice President

PARTNERRE LTD., as Guarantor

By:	/s/ William Babcork
	Name:	William Babcork
	Title:	Group Finance Director

Accepted as of the date hereof.
CREDIT SUISSE SECURITIES (USA) LLC
BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ David Grill
	Name:	David Grill
	Title:	Managing Director

By: BANC OF AMERICA SECURITIES LLC

By:	/s/ Joseph A Crowley
	Name:	Joseph A Crowley
	Title:	Vice President

By: BARCLAYS CAPITAL INC.

By:	/s/ Michael Pedraja
	Name:	Michael Pedraja
	Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of Notes To Be Purchased

Credit Suisse Securities (USA) LLC	$150,000,000.00
Banc of America Securities LLC	$$150,000,000.00
Barclays Capital Inc.	$$150,000,000.00
J.P. Morgan Securities Inc.	$$12,500,000.00
HSBC Securities (USA) Inc.	$$12,500,000.00
Deutsche Bank Securities Inc.	$$12,500,000.00
Wells Fargo Securities, LLC	$$12,500,000.00
Total	$$500,000,000.00

SCHEDULE II

Filed pursuant to Rule 433
Registration Nos. 333-158531 and 333-158531-05

TERM SHEET
PartnerRe Finance B LLC

 5.500% SENIOR NOTES DUE 2020

Issuer:	PartnerRe Finance B LLC
Guarantor:	PartnerRe Ltd.
Securities:	5.500% Senior Notes due 2020
Legal Format:	SEC Registered
Amount:	$500,000,000
Ratings(1):	Moody’s Investors Service: A2 (stable) Standard & Poor’s: A (negative) Fitch: A+ (negative)
Trade Date:	March 10, 2010
Settlement Date:	March 15, 2010 (T+3)
Maturity Date:	June 1, 2020
Reference Treasury:	3.625% due February 15, 2020
Reference Treasury Yield:	3.716%
Reoffer Spread to Treasury:	+180 bps
Reoffer Yield:	5.516%
Coupon:	5.500%
Denominations:	$2,000 and multiples of $1,000
Interest Payment Dates:	Semi-annually in arrears on June 1 and December 1, beginning on June 1, 2010
Price to Public:	99.885%
Price to Issuer:	99.235%
Make-Whole Call:	Treasury plus 30 basis points
CUSIP:	70213BAA9
Book Running Managers:	Banc of America Securities LLC Barclays Capital Inc. Credit Suisse Securities (USA) LLC
Co-Managers:	J.P. Morgan Securities Inc. HSBC Securities (USA) Inc. Deutsche Bank Securities Inc. Wells Fargo Securities, LLC
(1)  An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Bookrunning Managers in the offering will arrange to send you the prospectus if you request it by contacting Banc of America Securities LLC toll-free at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, or the Credit Suisse Prospectus Department located at One Madison Avenue, New York, NY 10010 (telephone:  1-800-221-1037).

EXHIBIT A

New York Menlo Park Washington DC London Paris	Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

March [●], 2010

Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
Barclays Capital Inc.
as Representatives of the several Underwriters named
in Schedule I to the Underwriting Agreement referred to below

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

We have acted as special counsel for PartnerRe Finance B LLC, a Delaware limited liability company (the “Company”), and PartnerRe Ltd., a Bermuda company (the “Guarantor”, and with the Company, sometimes collectively referred to herein as the “PartnerRe Entities”), in connection with the Underwriting Agreement dated March [●], 2010 (the “Underwriting Agreement”) among you, as representatives of the several Underwriters named in Schedule I thereto (the “Representatives”), the Company and the Guarantor, pursuant to which you and such other Underwriters have severally agreed to purchase from the Company $[●] of the Company’s [●]% Senior Notes due 2020 (the “Notes”) pursuant to an Indenture and First Supplemental Indenture, each dated March [●], 2010 (together, the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Indenture Trustee”).  The Guarantor will fully and unconditionally guarantee the payment of the Notes to the extent set forth in the Debt Securities Guarantee Agreement and the First Supplemental Debt Securities Guarantee Agreement, each dated March [●], 2010 (together, the “Guarantee”), between the Guarantor and The Bank of New York Mellon, as trustee (the “Guarantee Trustee”).  The Guarantee together with the Notes are herein referred to as the “Securities”.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also reviewed the Company’s registration statement on Form S-3 (File No. 333-158531) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke HM 08 Bermuda	Phone +1 441 292 0888 Fax +1 441 292 7010 www.partnerre.com

Credit Suisse Securities (USA) LLC Banc of America Securities LLC Barclays Capital Inc., as Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement	2	March [●], 2010

of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated March [●], 2010 (the “Preliminary Prospectus”) relating to the Securities, the free writing prospectus set forth in Schedule II to the Underwriting Agreement and the prospectus supplement dated March [●], 2010 relating to the Securities (the “Prospectus Supplement”).  The registration statement became effective under the Act, and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on April 10, 2009.  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated April 10, 2009 relating to certain of the Shelf Securities is hereinafter referred to as the “Base Prospectus”.  The Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule II to the Underwriting Agreement for the Securities are hereinafter called the “Time of Sale Prospectus”.  The Base Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

Based on the foregoing, we are of the opinion that:

(i)        PartnerRe U.S. Corporation and the Company are companies validly existing in good standing under the laws of the State of Delaware and have full power and authority to own or lease their property and to conduct their business as described in the Time of Sale Prospectus and the Prospectus;

(ii)        The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(iii)       The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization by the Guarantor and the Indenture Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law;

(iv)       The Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company,

Credit Suisse Securities (USA) LLC Banc of America Securities LLC Barclays Capital Inc., as Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement	3	March [●], 2010

enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law;

(v)        Assuming the due authorization by the Guarantor and the Guarantee Trustee, the Guarantee is a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability;

(vi)       The issuance, sale or delivery of the Notes by the Company, the execution and delivery by the PartnerRe Entities of, the performance by the PartnerRe Entities of their obligations under, the Indenture, the Securities and the Underwriting Agreement (collectively, the “Documents”), the compliance by any of the PartnerRe Entities with the provisions thereof, and the consummation by any of the PartnerRe Entities of any of the transactions contemplated thereby (A) will not contravene any provision of (i) any applicable statute, law, regulation, ruling or filing (assuming compliance by the Underwriters with all applicable securities and Blue Sky laws) of any United States federal or New York Regulatory Authority, except to the extent such contravention would not have a Material Adverse Effect, (ii) to the best of our knowledge, any agreement, indenture, lease or instrument to which any of the PartnerRe Entities or the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, which agreement, indenture, lease or instrument is, in each case, included or incorporated by reference as an exhibit to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2009, except to the extent such contravention would not have a Material Adverse Effect, (iii) the certificate of formation or limited liability agreement of the Company or (iv) to our knowledge (and based solely on review and discussion with the Guarantor’s Chief Legal Counsel), any Order of any United States federal or New York Regulatory Authority that is applicable to the PartnerRe Entities or any of the Subsidiaries or any of their respective properties except to the extent such contravention would not have a Material Adverse Effect, or (B) to the best of our knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the PartnerRe Entities or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject which agreement or instrument is, in each case, included or incorporated by reference as an exhibit to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2009, except where any such lien, charge or encumbrance would not have a Material Adverse Effect;

(vii)      No consent, approval, authorization, or order of, or qualification with, or registration or filing with, any New York Regulatory Authority or any governmental body or agency under the federal law of the United States of America, is required for the execution, delivery and performance by the PartnerRe Entities of their obligations under the Underwriting Agreement, except for such consent, approvals, authorizations and orders (1) as have been obtained and (2) as may be required under state securities, Blue Sky or insurance laws of the various states in connection with the offer and sale of the Securities;

Credit Suisse Securities (USA) LLC Banc of America Securities LLC Barclays Capital Inc., as Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement	4	March [●], 2010

(viii)      To our knowledge (and based solely on review and discussion with the Guarantor’s Chief Legal Counsel) there are no legal or governmental proceedings before or by any U.S. federal or New York Regulatory Authority, now pending, contemplated or threatened to which the PartnerRe Entities or any of the Subsidiaries is a party or to which any of their respective properties is subject that is required to be described in the Time of Sale Prospectus and the Prospectus or any statutes, regulations or orders that have been enacted, adopted or issued by any U.S. federal or New York Regulatory Authority or Orders by a U.S. federal or New York court of competent jurisdiction that have been issued, or any contracts, agreements, indentures, leases or other documents or instruments, any of which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement or to any document incorporated by reference therein that are not described or filed as required;

(ix)       To the extent that the laws of the State of New York are applicable, the Guarantor has validly and irrevocably submitted to the non-exclusive jurisdiction of any U.S. federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to the Underwriting Agreement, the Indenture or the Securities, and has validly and irrevocably waived and agreed not to assert, to the fullest extent it may effectively do so under applicable law, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum;

(x)        The Guarantor, as provided in the Registration Statement, has duly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in Section 13 of the Underwriting Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. federal securities laws in any federal court or state court in the United States relating to transactions covered by the Time of Sale Prospectus and the Prospectus; and

(xi)       The PartnerRe Entities are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We have considered the statements included (a) in the Time of Sale Prospectus and the Prospectus under the captions “Description of the Debt Securities” and “Description of the Debt Securities Guarantee” and in the Prospectus Supplement under the caption “Description of the Notes and the Guarantee” (the “Offering Summary”), insofar as they summarize provisions of the Indenture and the Securities and (b) in the discussion of United States tax matters set forth in the Prospectus Supplement under the caption “Material U.S. Federal Income Tax Consequences” (the “Tax Considerations Summary”).  In our opinion, the Offering Summary fairly summarizes the above-mentioned provisions in all material respects and the Tax

Credit Suisse Securities (USA) LLC Banc of America Securities LLC Barclays Capital Inc., as Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement	5	March [●], 2010

Considerations Summary accurately reflects our opinion as to such tax laws (subject to the qualifications and assumptions set forth in such discussion).

In rendering the opinions in paragraphs (ii) through (v) above, we have assumed that each party to the Documents (other than PartnerRe U.S. Corporation and the Company) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that the execution, delivery and performance by each party thereto of each Document to which it is a party, (1) are within its corporate powers, (2) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (3) require no action by or in respect of, or filing with, any governmental body, agency or official and (4) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we do not make any of the foregoing assumptions in clauses (1) through (4) of this sentence to the extent that we have specifically opined as to such matters with respect to the PartnerRe Entities, and that each Document is a valid, binding and enforceable agreement of each party thereto, except to the extent that rights to indemnity and contribution may be limited by applicable law, and other than as expressly covered above in respect of the Company or the Guarantor.

We have, with your permission: (A) with respect to the opinion in paragraph (i), relied solely on certificates of good standing relating to PartnerRe U.S. Corporation and the Company each dated March [●], 2010 issued by the Secretary of State of the State of Delaware; and (B) with respect to the opinions in clause (A)(iv) of paragraph (vi) and in paragraph (viii), based our opinion solely on discussion with the Chief Legal Counsel of PartnerRe Ltd. and without independent check or verification.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.  The Bank of New York Mellon, as Indenture Trustee and Guarantee Trustee, may rely on paragraphs (i), (iii), (iv) and (v) of this opinion as if they were addressed to it, subject to the qualifications, limitations and assumptions stated above.

Very truly yours,

EXHIBIT A-1

New York Menlo Park Washington DC London Paris	Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

March [●], 2010

Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
Barclays Capital Inc.
as Representatives of the several Underwriters named
in Schedule I to the Underwriting Agreement referred to below

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

We have acted as special counsel for PartnerRe Finance B LLC, a Delaware limited liability company (the “Company”), and PartnerRe Ltd., a Bermuda company (the “Guarantor” and, with the Company, sometimes collectively referred to herein as the “PartnerRe Entities”), in connection with the Underwriting Agreement dated March [●], 2010 (the “Underwriting Agreement”) among you, as representatives of the several Underwriters named in Schedule I thereto (the “Representatives”), the Company and the Guarantor, pursuant to which you and such other Underwriters have severally agreed to purchase from the Company $[●] of the Company’s [●]% Senior Notes due 2020 (the “Notes”) pursuant to an Indenture and First Supplemental Indenture, each dated March [●], 2010 (together, the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Indenture Trustee”).  The Guarantor will fully and unconditionally guarantee the payment of the Notes to the extent set forth in the Debt Securities Guarantee Agreement and the First Supplemental Guarantee Agreement, each dated March [●], 2010 (together, the “Guarantee”), between the Guarantor and The Bank of New York Mellon, as trustee (the “Guarantee Trustee”).  The Guarantee together with the Notes are herein referred to as the “Securities”.

We have reviewed the Company’s registration statement on Form S-3 (File No. 333-158531) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated March [●], 2010 (the “Preliminary Prospectus Supplement”) relating to the Securities, the free writing prospectus set forth in Schedule II to the Underwriting Agreement and the prospectus

Credit Suisse Securities (USA) LLC Banc of America Securities LLC Barclays Capital Inc., as Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement	2	March [●], 2010

supplement dated March [●], 2010 relating to the Securities (the “Prospectus Supplement”).  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated April 10, 2009 relating to certain of the Shelf Securities is hereinafter referred to as the “Base Prospectus”.  The Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule II to the Underwriting Agreement for the Securities are hereinafter called the “Time of Sale Prospectus”. The Base Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.  As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included (a) in the Prospectus under the captions “Description of the Debt Securities” and “Description of the Debt Securities Guarantee”, (b) in the Prospectus Supplement under the caption “Description of the Notes and the Guarantee” and (c) in the Prospectus Supplement under the caption “Material U.S. Federal Income Tax Consequences”).  However, in the course of our acting as counsel to the PartnerRe Entities in connection with the review of the Registration Statement, the Time of Sale Prospectus and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and counsel and independent public accountants for, the Guarantor the information furnished, whether or not subject to our check and verification.  We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

Credit Suisse Securities (USA) LLC Banc of America Securities LLC Barclays Capital Inc., as Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement	3	March [●], 2010

(i)         the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder;

(ii)        the Incorporated Documents when filed with the Commission appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder; and

(iii)       nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)          as of the effective date and on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)          at 4:30 p.m. EST on March [●], 2010, the Time of Sale Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)          the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1.  In addition, we express no view as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT B

De

CREDIT SUISSE SECURITIES (USA) LLC
BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.
as Representatives of the Underwriters listed in Schedule I to the Underwriting Agreement

c/o CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
March [●], 2010

PartnerRe Ltd.

Dear Sirs

I am Associate General Counsel for PartnerRe Ltd., a company incorporated under the laws of Bermuda (the “Company”), and this opinion as to Bermuda law is addressed to you in connection with an underwriting agreement dated March [●], 2010 (the “Underwriting Agreement”) among you, as representatives of the several Underwriters listed in Schedule I thereto (the “Underwriters”), the Company and PartnerRe Finance B LLC, a Delaware limited liability company (“PartnerRe Finance”), pursuant to which you agreed to purchase $[●] of PartnerRe Finance’s [●]% senior notes due 2020 (the “Notes”) pursuant to an Indenture and First Supplemental Indenture, each dated March [●], 2010 (together, the “Indenture”), among the Company, PartnerRe Finance and The Bank of New York Mellon, as trustee (the “Indenture Trustee”). The Company will fully and unconditionally guarantee the payment of the Notes to the extent set forth in the Debt Securities Guarantee Agreement and the First Supplemental Debt Securities Guarantee Agreement, each dated March [●], 2010 (together, the “Guarantee”), between the Company and The Bank of New York Mellon, as trustee (the “Guarantee Trustee”).

The lawyers on the Company staff (with whom I have consulted) acted for the Company in the preparation of the registration statement of the Company on Form S-3 (Registration No. 333-158531) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company.  I have participated in the preparation of the preliminary prospectus supplement dated March [●], 2010 (the “Preliminary Prospectus Supplement”) relating to the Securities, the free writing prospectus set forth in

1

Schedule II to the Underwriting Agreement and the prospectus supplement dated March [●], 2010 relating to the Securities (the “Prospectus Supplement”).  The registration statement became effective under the Act on April 10, 2009.  Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on April 10, 2009.  The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated April 10, 2009 relating to certain of the Shelf Securities is hereinafter referred to as the “Base Prospectus.”  The Base Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Notes and the Guarantee (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.  The Guarantee together with the Notes are herein referred to as the “Securities”.

For the purposes of this opinion I have examined and relied upon the documents listed in Schedule I to this opinion (the “Documents”). Unless otherwise defined herein, capitalized terms have the meanings assigned to them in the Underwriting Agreement.

Assumptions

In stating my opinion I have assumed:

(a)
the authenticity, accuracy and completeness of all Documents submitted to me as originals and the conformity to authentic original Documents of all Documents submitted to me as certified, conformed, notarised, faxed or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents (other than the Company in respect of the Underwriting Agreement, Guarantee and the Indenture);

(d)	the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Underwriting Agreement, Guarantee and the Indenture);

(e)
that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents are true, accurate and complete in all respects material to this opinion;

(f)
that the Underwriting Agreement, Guarantee and the Indenture each constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, enforceable in accordance with their terms under the laws of its jurisdiction of incorporation or its jurisdiction of formation and under the laws of the State of New York by which they are expressed to be governed;

(g)	that the Underwriting Agreement, Guarantee and the Indenture have each been validly authorised, executed and delivered by each of the parties thereto, other than the

2

Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Agreement has actually received and accepted delivery of the Underwriting Agreement, Guarantee and the Indenture;

(h)
that the Underwriting Agreement, Guarantee and the Indenture are in the proper legal form to be admissible in evidence and enforced in the courts, and in accordance with the laws of the State of New York by which they are expressed to be governed;

(i)
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Underwriting Agreement, Guarantee and the Indenture or which would have any implication in relation to the opinion expressed herein and that, insofar as any obligation under, or action to be taken under, the Underwriting Agreement, Guarantee and the Indenture is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(j)
that the Underwriters are not carrying on (whether generally or in connection with the Underwriting Agreement, Guarantee and the Indenture) investment business in or from within Bermuda under the provisions of the Investment Business Act 1998 as amended from time to time;

(k)
that the records which were the subject of the Searches were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Searches been materially altered; and

(l)
that each Director of the Company, when the Board of Directors of the Company adopted the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, I am of the opinion that:

(1)
Each of the Company and Partner Reinsurance Company Ltd. (“Partner Reinsurance”), is a company duly organized and validly existing in good standing under the laws of Bermuda, has requisite power and authority and such Permits of any Regulatory Authority in Bermuda (a “Bermuda Regulatory Authority”) necessary to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, which remain in full force and effect, except to the extent that the failure to be in good standing would not have a Material Adverse Effect;

(2)
The Company has the power and authority to enter into the Underwriting Agreement, the Guarantee and the Indenture; the execution, delivery and performance of its obligations under the Underwriting Agreement by the Company have been duly and validly

3

authorized by the Company; and the Underwriting Agreement, the Guarantee and the Indenture have been duly executed and delivered by the Company;

(3)
The authorized share capital of the Company is as set forth under the caption “Capitalization” in the Time of Sale Prospectus and the Prospectus and conforms in all material respects as to Bermuda legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus; and the share capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and all such shares of the Subsidiaries are registered in the name of the Company or a wholly-owned subsidiary of the Company;

(4)
Based solely on a Company Search pursuant to Sections 55 and 61 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), there are no registered liens, encumbrances, equities or claims in the Register of Charges in respect of the issued shares of the Company or Partner Reinsurance;

(5)
Neither the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, the Guarantee or the Indenture nor the compliance by the Company with the provisions thereof, as the case may be, nor the consummation by the Company of any of the transactions contemplated thereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation or published ruling or Order of any Bermuda Regulatory Authority in any material respect that is applicable to the Company or Partner Reinsurance or any of their respective properties or (ii) the memorandum of association, certificate of incorporation, bye-laws or other organizational documents of the Company or Partner Reinsurance, or (B) result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or Partner Reinsurance in Bermuda;

(6)
No consent, approval, authorization or order of, qualification with, or registration or filing with any Bermuda Regulatory Authority is required for the performance by the Company of its obligations under the Underwriting Agreement, the Guarantee or the Indenture that has not been obtained or effected;

(7)
Partner Reinsurance is duly registered as a Class 4 insurer under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder (the “Bermuda Insurance Act”), and is subject to regulation and supervision in Bermuda and the Company is not required to be registered as an insurance company under the Bermuda Insurance Act;

(8)
The consummation of the transactions contemplated by the Underwriting Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained therein) will not, subject to Section 39A(2A) of the Companies Act, constitute unlawful financial assistance by the Company or Partner Reinsurance under Bermuda law;

(9)
All statements made (A) in the Time of Sale Prospectus and Prospectus (including the documents incorporated therein by reference) with respect to (1) the Securities, (2) the memorandum of association, bye-laws or other organizational documents of the Company or Partner Reinsurance, (3) statutes, regulations, rules, treaties and other laws

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of Bermuda (including, but not limited to, statements made with respect to insurance, regulatory and tax matters and to the Bermuda Insurance Act), and (4) enforcement of judgments in Bermuda, and (B) in the Registration Statement in Item 15 with respect to the Company, in each case insofar as such statements constitute summaries of documents referred to therein, fairly and accurately present the information set forth therein and my opinion as to such matter;

(10)
None of the Underwriters nor any of the subsequent purchasers of the Securities are subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Securities;

(11)
The Company and Partner Reinsurance have each received from the Bermuda Minister of Finance an assurance of tax exemption under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect set forth in the Company’s Annual Report on Form 10-K for the year ended 31 December 2009 under the caption “Business - Taxation of the Company and its Subsidiaries - Bermuda”;

(12)
The Company, as provided in the Registration Statement, has duly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in the Underwriting Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. Federal securities laws in any Federal court or state court in the United States relating to transactions covered by the Time of Sale Prospectus and the Prospectus and such appointment is valid under Bermuda law;

(13)
Under the laws of Bermuda, the submission by the Company to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to the Underwriting Agreement, the Guarantee, the Indenture, or the Securities, its waiver and agreement not to assert by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and the appointment of PartnerRe U.S. Corporation as its authorized agent for the purposes described in the Underwriting Agreement would be recognized by the courts of Bermuda as valid and binding provided such submission is accepted by any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York valid and binding under the laws of the State of New York; and service of process effected in the manner set forth in the Underwriting Agreement or the Indenture will be effective under the laws of Bermuda to confer personal jurisdiction over the Company, assuming this to be the case under the laws of the State of New York;

(14)
The choice of the laws of New York as the governing law of the Underwriting Agreement, the Guarantee and the Indenture is a valid and effective choice of law; the several Underwriters would be permitted to commence proceeding in a court of competent jurisdiction in Bermuda based on or arising under the Underwriting Agreement, the Guarantee or the Indenture; the laws of New York would be recognized and applied by such court as the laws governing the Underwriting Agreement; provided that (i) the point is specifically pleaded, (ii) such choice of law is valid and binding under the laws of the

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State of New York, and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law;

(15)
In order to ensure the legality, validity, enforceability or admissibility in evidence of the Time of Sale Prospectus, the Prospectus, the Underwriting Agreement, the Guarantee or the Indenture, it is not necessary that any document be filed, recorded or enrolled with any Bermuda Regulatory Authority or that any stamp duties, registration or similar tax or charge be paid in Bermuda;

(16)
A final and conclusive judgment of a New York State or a Federal Court against the Company or any Subsidiary based upon the Underwriting Agreement, the Guarantee or the Indenture, under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of multiple damages as defined in the Protection of Trading Interest Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of Obligation and by action for the debt evidenced by the foreign Court’s judgment.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the United States court’s judgment are known, but, on general principles I would expect such proceedings to be successful provided that:

(A)           the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

(B)           the judgment is not contrary to public policy in Bermuda and was not obtained by fraud or in proceedings contrary to the rules of natural justice of Bermuda; and

(17)
There are no legal or governmental proceedings of any Bermuda Regulatory Authority pending or, to the best of my knowledge, threatened against any of the Company or Partner Reinsurance or to which any of them or any of their respective properties is subject, based solely on the Litigation Search.

Reservations

I have the following reservations:

(a)	The term “enforceable,” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)
I express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Underwriting Agreement, the Guarantee or the Indenture.  Further, I express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

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(c)
Enforcement of the obligations of the Company under the Underwriting Agreement, the Guarantee or the Indenture may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(d)
Enforcement of the obligations of the Company under the Underwriting Agreement, the Guarantee or the Indenture may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e)
I express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(f)
Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g)
I express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Underwriting Agreement, the Guarantee or the Indenture by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h)
Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i)
I express no opinion as to the validity or binding effect of any provision of the Underwriting Agreement, the Guarantee or the Indenture, which provides for the severance of illegal, invalid or unenforceable provisions.

(j)
A Bermuda court may refuse to give effect to any provisions of the Underwriting Agreement, the Guarantee or the Indenture in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(k)
Any provision in the Underwriting Agreement, the Guarantee or the Indenture that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent judicial enquiries into the merits of any claim by an aggrieved party.

(l)
Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)
whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been represented but does not appear in the Causes Book at the date and time the search is concluded;

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(ii)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

(iii)
details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

(iv)	details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

(v)
whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Companies Act.

(m)
In order to issue this opinion I have carried out the Litigation Search as referred to in Schedule I to this opinion and have not enquired as to whether there has been any change since the date of such search.

(n)
In paragraph (1) above, the term “good standing” means that the Company has received a Certificate of Compliance from the Minister of Finance; and that Partner Reinsurance has received a Certificate of Compliance from the Bermuda Monetary Authority.

(o)	The opinions expressed in paragraph 17 above are based solely on the results of the Litigation Search, which is not conclusive.

(p)
Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company or of Partner Reinsurance, subject to any contrary provision in any agreement between such companies and the holders of such shares that no shareholder shall be bound by an alteration of the memorandum of association or bye-laws of the respective company after the date on which he became a shareholder, if and so far as the alteration required him to take, or subscribe for, additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the respective company in respect of his shareholding in such company.

Disclosure

This opinion is issued on the basis that it will be construed in accordance with the provisions of Bermuda law, is limited to and is given on the basis of the current law and legal practice in Bermuda and will not give rise to action in any other jurisdiction. The opinion is addressed to and may be relied upon by the Underwriters in relation to the transaction referred to above. I authorize that it may also be relied upon by Willkie Farr & Gallagher LLP and Davis Polk & Wardwell LLP. The opinion is not to be made available to or relied upon by any other person, firm or entity or used for any other purpose whatsoever without our my written consent.

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Yours faithfully

Jean-Paul Dyer
Associate General Counsel
PartnerRe Ltd.

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SCHEDULE I

1.
The entries and filings shown in respect of the Company and Partner Reinsurance in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search completed on March [●], 2010 the “Litigation Search”).

2.
The entries and filings shown in respect of the Company and Partner Reinsurance in the file of the Company and Partner Reinsurance maintained in the Register of the Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed in by a search completed on March 9, 2010 (the “Company Search”).

(The Company Search and the Litigation Search are collectively referred to as the “Searches”)

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company and Partner Reinsurance (collectively referred to as the “Constitutional Documents”).

4.	The resolutions duly adopted by the Board of Directors of the Company pursuant to a meeting of the Board of Directors held on November 20, 2009 and February 25, 2010 (the "Resolutions”)

5.	Certificate of Compliance dated March 9, 2010 issued by the Ministry of Finance in respect of the Company.

6.	Certificate of Compliance dated February 1, 2010 issued by the Bermuda Monetary Authority in respect of Partner Reinsurance.

7.	A copy of the Underwriting Agreement dated March [●], 2010.

8.	A copy of the Guarantee Agreement dated March [●], 2010.

9.	A copy of the Indenture dated March [●], 2010.

10.	A copy of the registration statement on Form S-3 Registration No. 333-158531.

11.	A copy of the Prospectus Supplement dated March [●], 2010 with respect to the Securities.

12.
Copies of the tax assurances issued by the Minister of Finance dated 26 and 27 August 1993 in respect of the Company and Partner Reinsurance under the Exempted Undertakings Tax Exemptions Act 1966 of Bermuda.

13.
A copy of a certificate of registration from the Registrar of Companies dated 12 July 1995 confirming that Partner Reinsurance is registered as a Class 4 insurer under the Insurance Act 1978 of Bermuda.

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